EXHIBIT 99.3
UltraDNS Corporation
Financial Statements
December 31, 2005

UltraDNS Corporation
Index
As of and for the year ended December 31, 2005

Report of Independent Auditors
Board of Directors and Stockholders
UltraDNS Corporation
We have audited the accompanying balance sheet of UltraDNS Corporation (the Company) as of December 31, 2005, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UltraDNS Corporation at December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
McLean, VA
June 22, 2006

UltraDNS Corporation
Balance Sheet
As of December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$1,646,372
Accounts receivable, net of allowance for doubtful accounts of approximately $200,000	863,966
Unbilled receivables	423,657
Prepaid expenses and other current assets	385,657

Total current assets	3,319,652

Property and equipment, net	902,922
Other assets	62,854

Total assets	$4,285,428

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$505,507
Accrued expenses	1,038,992
Deferred revenue	550,129
Notes payable	3,680,906

Total current liabilities	5,775,534

Deferred revenue, long-term	558,140
Notes payable, long-term	103,256
Deferred rent	12,804

Commitments and contingencies	—

Series A convertible preferred stock, $0.01 par value; 5,030,365 shares authorized; 4,683,637 shares issued and outstanding; liquidation preference $8,050,001	7,981,128
Series B convertible preferred stock, $0.01 par value; 6,100,210 shares authorized; 5,165,814 shares issued and outstanding; liquidation preference $25,404,771	25,301,851

Stockholders’ deficit:
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,694,698 shares issued and outstanding	106,947
Additional paid-in capital	2,405,002
Notes receivable from stockholders	(236,150)
Accumulated deficit	(37,723,084)

Total stockholders’ deficit	(35,447,285)

Total liabilities and stockholders’ deficit	$4,285,428

See accompanying notes.

UltraDNS Corporation
Statement of Operations
For the year ended December 31, 2005

Revenue	$11,997,702

Operating expenses:
Cost of revenue (excluding depreciation of approximately $261,000 shown separately below)	1,585,799
Sales and marketing	5,068,855
Research and development	1,280,987
General and administrative	3,891,516
Depreciation and amortization	395,849

Total operating expenses	12,223,006

Loss from operations	(225,304)

Other (expense) income:
Interest expense	(433,557)
Interest income	38,297

Net loss	$(620,564)

See accompanying notes.

UltraDNS Corporation
Statement of Stockholders’ Deficit
For the year ended December 31, 2005

				Notes
			Additional	Receivable		Total
	Common Stock		Paid-In	From	Accumulated	Stockholders’
	Shares	Amount	Capital	Stockholders	Deficit	Deficit

Balance, December 31, 2004	10,671,208	$106,712	$2,187,063	$(236,150)	$(37,102,520)	$(35,044,895)
Exercise of stock options	23,490	235	1,879	—	—	2,114
Stock-based compensation	—	—	216,060	—	—	216,060
Net loss	—	—	—	—	(620,564)	(620,564)

Balance, December 31, 2005	10,694,698	$106,947	$2,405,002	$(236,150)	$(37,723,084)	$(35,447,285)

See accompanying notes.

UltraDNS Corporation
Statement of Cash Flows
For the year ended December 31, 2005

Operating activities
Net loss	$(620,564)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	395,849
Provision for doubtful accounts	279,857
Amortization of debt issuance costs	210,305
Noncash interest expense on notes payable	206,796
Stock-based compensation	216,060
Changes in operating assets and liabilities:
Accounts receivable	(557,874)
Unbilled receivables	(423,657)
Prepaid expenses and other current assets	(108,700)
Other assets	(16,319)
Accounts payable	314,492
Accrued expenses	234,194
Deferred revenue	(53,882)
Deferred rent	12,804

Net cash provided by operating activities	89,361

Investing activities
Purchase of property and equipment	(888,127)

Net cash used in investing activities	(888,127)

Financing activities
Proceeds from issuance of notes payable	801,239
Principal repayments of notes payable	(153,538)
Proceeds from exercise of common stock options	2,114

Net cash provided by financing activities	649,815

Net decrease in cash and cash equivalents	(148,951)
Cash and cash equivalents, beginning of year	1,795,323

Cash and cash equivalents, end of year	$1,646,372

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,450

See accompanying notes.

UltraDNS Corporation
Notes to Financial Statements
December 31, 2005
1. Description of Business and Organization
UltraDNS Corporation (the Company) was incorporated under the laws of the State of Delaware on November 1, 1999. The Company specializes in creating high-performance, high-availability directory infrastructure services that improve website performance and customer satisfaction without a significant investment in hardware and maintenance.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Due to their short-term nature, the carrying amounts reported in the financial statements approximate the fair value for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The fair value of the Company’s long-term debt is based upon quoted market prices for the same and similar issuances giving consideration to quality, interest rates, maturity and other characteristics. As of December 31, 2005, the Company believes the carrying amount of its long-term debt approximates its fair value since the fixed and variable interest rates of the debt approximate a market rate.
Cash and Cash Equivalents
The Company considers all highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the time of purchase, to be cash equivalents.
Concentration of Credit Risk
Financial instruments that are potentially subject to a concentration of credit risk consist principally of cash equivalents and accounts receivable. Cash investment policies are in place that restrict placement of these instruments to financial institutions evaluated as highly creditworthy.
With respect to accounts receivable, the Company performs ongoing evaluations of its customers, generally granting uncollateralized credit terms to its customers, and maintains an allowance for doubtful accounts based on historical experience and management’s expectations of future losses.

UltraDNS Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment, including leasehold improvements, are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization of property and equipment are determined using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment and software	3 years
Furniture and fixtures	3 years
Leasehold improvements	Lesser of related lease term or useful life
Replacements and major improvements are capitalized; maintenance and repairs are charged to expense as incurred.
Impairment of Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, a review of long-lived assets for impairment is performed when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the estimated undiscounted future cash flows to be generated by the asset to its carrying amount. If the undiscounted future cash flows are less than the carrying amount of the asset, the Company records an impairment loss equal to the excess of the asset’s carrying amount over its fair value. The fair value is determined based on valuation techniques such as a comparison to fair values of similar assets or using a discounted cash flow analysis. There were no impairment charges recognized during the year ended December 31, 2005.
Revenue Recognition
The Company generates revenue through managed domain name systems services provided to individuals and corporations. Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectibility is reasonably assured. Revenue for recurring services is recognized ratably over the term of the related contract as services are provided. Revenue for nonrecurring services is recognized on a per transaction basis, based upon actual volume incurred over pre-established limits.
Cost of Revenue
Cost of revenue includes all direct materials, direct labor, and those indirect costs related to generation of revenue such as indirect labor, materials and supplies and facilities cost.
Research and Development
The Company expenses its research and development costs as incurred. Research and development expense consists primarily of personnel costs, including salaries and other personnel-related expense; consulting fees; and the costs of facilities, computer and support services used in service and technology development.
Stock-Based Compensation
SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS No. 123 (SFAS No. 123), allows companies to account for stock-based compensation using either the provisions of SFAS No. 123 or the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company accounts for its stock-based employee compensation in accordance with APB No. 25. Stock compensation expense to nonemployees has been determined in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF)

UltraDNS Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation (continued)
Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Connection with Selling Goods or Services (EITF 96-18) and represents the fair value of the consideration received or the fair value of the equity instrument issued, whichever may be more reliably measured. For options that have not reached a measurement date under EITF 96-18, the fair value of the options granted to nonemployees is remeasured at each reporting date. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123:

Net loss, as reported	$(620,564)
Add: stock-based compensation expense included in reported net loss	216,060
Deduct: stock-based compensation expense determined under fair value-based method for all awards	(232,349)

Pro forma net loss	$(636,853)

The Company’s fair value calculations on stock-based awards under the 2000 Stock Option Plan were made using the minimum value method. The Company’s calculations were based on a single option award approach, and forfeitures are recognized as they occur. There were no options granted during the year ended December 31, 2005.
Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.
Recent Accounting Pronouncements
On December 16, 2004, and as amended on April 14, 2005, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment (SFAS No. 123(R)), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. As permitted by SFAS No. 123, in 2005 and in prior years, the Company accounted for share-based payments to employees using the intrinsic value method of APB Opinion No. 25 and, as such, generally did not recognize compensation cost for employee stock options. The Company has yet to evaluate the impact of SFAS No. 123(R) on its financial statements.

UltraDNS Corporation
Notes to Financial Statements (continued)
3. Property and Equipment
Property and equipment consists of the following:

Computer equipment and software	$3,450,121
Furniture and fixtures	130,519
Leasehold improvements	71,542

3,652,182
Accumulated depreciation and amortization	(2,749,260)

Property and equipment, net	$902,922

4. Accrued Expenses
Accrued expenses consists of the following:

Accrued compensation	$628,153
Other	410,839

Accrued expenses	$1,038,992

5. Note Payable and Lines of Credit
On April 30, 2003, the Company entered into a $2,585,000 secured promissory note (the 2003 Note) and warrant financing agreement. The 2003 Note, which is extendable by agreement of certain note holders, bears interest at an annual rate of 8% and is secured by substantially all of the assets of the Company and is subordinate to the loan and security agreement with a bank, discussed below. On April 29, 2005, the Company executed Amendment No. 1 to the 2003 Note, which extended the maturity date from April 30, 2005 to April 30, 2007, and adjusted the amount due upon a change of control to be computed based on a formula, not to exceed two times the original principal amount or be less than the original principal amount. As described below, the Company is in default on its line of credit and equipment line and therefore all amounts owing under the terms of the 2003 Note have been classified as current due to cross default provisions in the 2003 Note agreement. As of December 31, 2005, the outstanding principal and accrued interest totaled $3,136,461.
In connection with the 2003 Note, the Company issued warrants to purchase 10,164,627 shares of the Company’s common stock at an exercise price of $0.01 per share. The warrants are fully vested and have a contractual term of the earlier of five years or immediately prior to the closing of an initial public offering or a change of control. These warrants are valued based on the Black-Scholes option valuation model using the fair market value of the common stock on the date of the grant and the following assumptions: weighted-average risk-free interest rate of 4.25%, contractual life of five years, volatility of 80%, and no dividend yield. The value of these warrants of $1,261,825 was recorded as a discount on the related debt and was amortized to interest expense through April 30, 2005. The Company recorded interest expense related to these warrants of $210,305 for the year ended December 31, 2005.
On September 20, 2004, the Company entered into a loan and security agreement with a bank to provide the Company with a $1,000,000 revolving line of credit with a $250,000 sublimit for international and cash management services for a term of 12 months. On October 12, 2005, the Company obtained an amendment to this agreement which extended the term to September 18, 2006. The line of credit and sublimit bear an interest rate of the greater of the bank’s prime rate plus 0.75%, or 5.00%. On November 22, 2005, the Company obtained another amendment to this agreement which added a $250,000 equipment line. Each advance under this equipment line is payable over a 36-month term and accrues interest at the prime rate plus 1.25%. The agreement is secured by substantially all the assets of the Company. During 2005, the Company drew down $500,000 and $104,000 on the line of credit and the equipment line, respectively. During 2005, the Company repaid $120,000 and $3,000 on the line of credit and equipment line, respectively. As of December 31, 2005, $380,000 and $101,000 remained outstanding under the line of credit and the equipment line, respectively. In addition, total available borrowings as

UltraDNS Corporation
Notes to Financial Statements (continued)
5. Note Payable and Lines of Credit (continued)
of December 31, 2005 were approximately $620,000 and $149,000 under the line of credit and the equipment line, respectively. These agreements contain customary financial and reporting covenant requirements. As of December 31, 2005, the Company was not in compliance with a reporting covenant under these agreements due to the Company’s failure to provide audited financial statements for it most recent fiscal year to the bank by December 31, 2005. As a result of this violation, all outstanding amounts under these agreements are immediately due and payable if called by the bank and have been classified as current on the accompanying balance sheet.
During May 2005, the Company entered into a note payable with a vendor for the purchase of equipment. Principal and interest payments under this note payable are due quarterly. This note payable bears interest at an annual rate of 6.31%. As of December 31, 2005, approximately $167,000 remained outstanding under this note payable.
Notes payable and lines of credit consist of the following:

2003 Note	$3,136,461
Line of credit	380,000
Equipment line	100,835
Note payable with a vendor	166,866

3,784,162
Less: current portion	(3,680,906)

Notes payable, long-term	$103,256

6. Commitments and Contingencies
The Company leases office space under noncancelable operating lease agreements. The leases terminate at various dates through 2007 and generally provide for scheduled rent increases.
Future minimum lease commitments under noncancelable operating leases having initial terms in excess of one year are as follows:

2006	$364,349
2007	357,276
2008	71,648

Total minimum lease payments	$793,273

Rent expense was approximately $389,000 for the year ended December 31, 2005.
7. Income Taxes
As of December 31, 2005, the Company had deferred tax assets of approximately $15,469,000. Due to the Company’s lack of earnings history, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $297,000 during the year ended December 31, 2005. Deferred tax assets primarily relate to net operating losses.
As of December 31, 2005, the Company had federal and state net operating loss carryforwards of approximately $35,515,000 and $29,693,000, respectively. The federal and state net operating loss carryforwards will expire at various dates beginning in 2019 and 2007, respectively, if not utilized. Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses before they are fully utilized.

UltraDNS Corporation
Notes to Financial Statements (continued)
7. Income Taxes (continued)
As of December 31, 2005, the Company also had research and development credits of approximately $290,000 and $208,000 available to offset future federal and state income taxes, respectively. The federal research development credit carryforwards expire beginning in 2020. The state credit carryforwards have no expiration.
The components of the net deferred tax assets consist of the following:

Deferred tax assets:
Net operating loss carryforwards	$14,137,000
Research and development credits	499,000
Stock-based compensation	88,000
Deferred revenue	341,000
Accruals and reserves not currently deductible	176,000
Other	228,000

Total deferred tax assets	15,469,000

Valuation allowance	(15,469,000)

Net deferred tax assets	$—

A reconciliation of the statutory United States income tax rate to the effective income tax rate follows:

Tax at statutory rate	(35.0)%
Permanent items	6.2
State tax benefit	(6.1)
Research and development credits	(13.0)
Change in valuation allowance	47.9

Effective tax rate	0.0%

8. Convertible Preferred Stock
The Company’s Certificate of Incorporation provides for the issuance of 5,030,365 shares of Series A convertible preferred stock, $0.01 par value (Series A); and 6,100,210 shares of Series B convertible preferred stock, $0.01 par value (Series B).
Series A Preferred Stock
The holders of the Series A are entitled to receive dividends at the rate of $0.14 per annum. Dividends may be declared and paid on the Series A, subject in all cases to the rights and preferences of the holders of Series B, but are in preference with respect to holders of common stock. Such dividends, which are noncumulative, are payable only when and if declared by the board of directors. No dividends have been declared or paid to the holders of Series A through December 31, 2005. The Series A shares are convertible to common shares on a one-for-one basis, subject to anti-dilution adjustments. Conversion into common stock is automatic upon the earlier of (i) the date specified by written consent of holders of at least 70% of the shares of preferred stock then outstanding, or (ii) the closing of an underwritten public offering of common stock with a price per share not less than $12.29 and with gross proceeds to the Company of not less than $40 million. Each share of Series A is entitled to that number of votes as shares of common stock into which it is convertible.

UltraDNS Corporation
Notes to Financial Statements (continued)
8. Convertible Preferred Stock (continued)
Series A Preferred Stock (continued)
In the event of liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series A will be entitled to receive, on par with the holders of Series B, but prior to, and in preference to any distribution of any of the assets of the Company to holders of common stock, an amount per share equal to $1.71875, plus any declared but unpaid dividends with respect to such shares. After full payment of the liquidation preference to holders of Series A and Series B, any remaining assets of the Company legally available shall be distributed among the holders of the common and preferred stock on a pro rata basis based upon the number of shares of common stock and common stock into which such shares of preferred stock could be converted at the time of distribution until such point as the holders of preferred stock and common stock together shall have received aggregate proceeds of $300 million. All aggregate proceeds in excess of $300 million shall be distributed solely among holders of common stock.
The Series A has a deemed liquidation preference included among the rights given to its holders whereby, upon the sale of the Company or substantially all the Company’s assets, the holders of Series A are entitled to receive cash, securities or other property equal to the liquidation preference. As a result, the Series A has been classified as mezzanine equity in the accompanying balance sheet.
Series B Preferred Stock
The holders of the Series B are entitled to receive dividends at the rate of $0.39342912 per annum. Dividends may be declared and paid on the Series B, subject in all cases to the rights and preferences of the holders of Series A, but are in preference with respect to holders of common stock. Such dividends, which are noncumulative, are payable only when and if declared by the board of directors. No dividends have been declared or paid to the holders of Series B through December 31, 2005. The Series B shares are convertible to common shares on a one-for-one basis, subject to anti-dilution adjustments. Conversion into common stock is automatic upon the earlier of (i) the date specified by written consent of holders of at least 70% of the shares of preferred stock then outstanding, or (ii) the closing of an underwritten public offering of common stock with a price per share not less than $12.29 and with gross proceeds to the Company of not less than $40 million. Each share of Series B is entitled to that number of votes as shares of common stock into which it is convertible.
In the event of liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B will be entitled to receive, on par with the holders of Series A, but prior to, and in preference to any distribution of any of the assets of the Company to holders of common stock, an amount per share equal to $4.917864, plus any declared but unpaid dividends with respect to such shares. After full payment of the liquidation preference to holders of Series A and Series B, any remaining assets of the Company legally available shall be distributed among the holders of the common and preferred stock on a pro rata basis based upon the number of shares of common stock and common stock into which such shares of preferred stock could be converted at the time of distribution until such point as the holders of preferred stock and common stock together shall have received aggregate proceeds of $300 million. All aggregate proceeds in excess of $300 million shall be distributed solely among holders of common stock.
The Series B has a deemed liquidation preference included among the rights given to its holders whereby, upon the sale of the Company or substantially all the Company’s assets, the holders of Series B are entitled to receive cash, securities or other property equal to the liquidation preference. As a result, the Series B has been classified as mezzanine equity in the accompanying balance sheet.

UltraDNS Corporation
Notes to Financial Statements (continued)
9. Stockholders’ Deficit
Common Stock
The Company’s Certificate of Incorporation provides for the issuance of 50,000,000 shares of common stock, $0.01 par value. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the Company’s board of directors may from time to time determine.
Shares Reserved for Future Issuance
At December 31, 2005, the Company has reserved shares of common stock for future issuance as follows:

Convertible preferred stock, including effect of preferred stock warrants	14,804,416
Stock options outstanding	4,031,025
Stock options available for grant	540,127
Warrants to purchase common stock	10,167,627

Total	29,543,195

Stock Incentive Plan
The Company has one stock incentive plan, the UltraDNS Corporation 2000 Stock Option/Stock Issuance Plan (the 2000 Plan). Under the 2000 Plan, the Company may grant to its directors, employees and consultants stock or stock-based awards in the form of incentive stock options and nonqualified stock options to employees, officers, directors, and consultants. The aggregate number of shares of common stock with respect to which all awards may be granted under the 2000 Plan is 5,600,000. As of December 31, 2005, 540,127 shares are available for grant or award under the 2000 Plan.
The exercise price of options granted, as determined by the board of directors, approximates fair market value of common stock at the time of the grant. The board of directors determines the vesting of the options, with a maximum vesting period of ten years. Options issued through 2005 generally vest with respect to 25% of the shares on the first anniversary of the grant date and 2.083% of the shares on the last day of each succeeding calendar month thereafter. The options expire ten years from date of issuance and are forfeitable upon termination of an option holder’s service. All outstanding options are subject to accelerated vesting provisions upon the occurrence of a change in control of the Company in accordance with the 2000 Plan.
Shares issued upon exercise of unvested options are subject to a right of repurchase, which lapses according to the original option-vesting schedule. During 2005, the Company did not repurchase any shares of common stock. At December 31, 2005, no shares of common stock were subject to repurchase.
Stock option activity under the 2000 Plan is as follows:

	Options Outstanding
		Weighted-
	Number of	Average
	Shares	Exercise Price
Balance, December 31, 2004	4,101,025	$0.14
Granted	—	—
Exercised	(23,490)	0.09
Canceled	(46,510)	0.22

Balance, December 31, 2005	4,031,025	0.14

UltraDNS Corporation
Notes to Financial Statements (continued)
9. Stockholders’ Deficit (continued)
Stock Incentive Plan (continued)
Additional information regarding options outstanding as of December 31, 2005, is as follows:

	Outstanding Options			Options Exercisable
			Weighted-
			Average		Weighted-
	Number of	Weighted-	Remaining	Number	Average
Exercise	Options	Average	Contractual Life	Options	Exercise
Prices	Outstanding	Exercise Price)	(Years)	Exercisable	Price

$0.09	3,383,525	$0.09	8.39	2,929,077	$0.09
0.17	145,000	0.17	4.69	145,000	0.17
0.50	502,500	0.50	5.75	502,500	0.50

	4,031,025	0.14	7.92	3,576,577	0.15

Common and Preferred Stock Warrants
In prior years, the Company issued warrants to purchase 296,728 shares of Series A in connection with certain equipment lease financings. The warrants have an exercise price of $1.72 per share and expire in August 2010. No warrants have been exercised as of December 31, 2005.
In April 2003, in connection with the note financing discussed in Note 5, the Company issued warrants to purchase 10,164,627 shares of common stock at $0.01 per share. The warrants expire on April 30, 2008 if unexercised. No warrants have been exercised as of December 31, 2005.
Notes Receivable From Shareholders
In 2000 and 2001, certain employees and directors of the Company exercised options to purchase shares of common stock in exchange for promissory notes. The shares issued are subject to repurchase by the Company at the original issuance price upon termination of services. These repurchase rights lapse in varying amounts through 2005. The remaining notes of $236,150, which were used to purchase 700,000 shares of common stock, were full recourse, bore interest at rates ranging from 6.09% to 8.00%, and were due with accrued interest on varying dates from August 2004 though March 2005.
In May 2003, the Company modified these notes by extending their terms by two years, added a put feature whereby the note holder can put the underlying stock back to the Company when the note becomes due at the greater of the exercise price or the then fair value of the Company’s stock, and changed the notes to nonrecourse. As a result of this modification, the Company has remeasured the fair value of these stock options at each reporting date. Increases in fair value of the Company’s stock during the year ended December 31, 2005, resulted in stock-based compensation expense of approximately $216,000.
10. Related Party Transactions
An officer of the Company is also a managing member of a significant shareholder of the Company that provides computer infrastructure and consulting services to the Company. The Company recorded approximately $213,000 in consulting expenses to this related party for year ended December 31, 2005. The Company also rented office space from this related party and recorded rent expense of approximately $55,000 for the year ended December 31, 2005.

UltraDNS Corporation
Notes to Financial Statements (continued)
11. Subsequent Event
On April 19, 2006, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with NeuStar, Inc. (NeuStar), UDNS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of NeuStar (Merger Sub), and Ron Lachman, solely in his capacity as the Holder Representative (Holder Representative). Under the terms of the Merger Agreement, the Merger Sub will merge with and into the Company, the separate corporate existence of the Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly owned subsidiary of NeuStar.
On April 21, 2006, the Company completed the merger with NeuStar. Upon closing of the merger, the equityholders of the Company (including holders of its preferred stock, common stock, warrants and options) received aggregate cash consideration derived from the following formula: $61.8 million, less the amount of certain indebtedness of the Company, less Company transaction expenses, and subject to certain purchase price adjustments as set forth in the Merger Agreement, including adjustments based upon the Company’s net working capital at closing. Of the merger consideration payable to the equityholders at closing, $6.1 million will be deposited in escrow, of which $6.0 million will be used to satisfy and post-closing purchase price adjustments in favor of NeuStar and any indemnity claims by NeuStar for breaches of representations or covenants. The other $100,000 will be used for the reimbursement of certain costs and expenses of the Holder Representative. The funds will remain in escrow for a one-year period, after which the remaining proceeds will be distributed to the equityholders.
As a result of the merger, the change of control provision contained in the 2003 Note agreement was triggered and resulted in the Company recording additional interest expense of $2,585,000 to reflect the additional principal amount owed.